EXHIBIT 10.4

MEMORANDUM OF AGREEMENT CONCERNING
TERMINATION OF EMPLOYMENT RELATIONSHIP

THIS MEMORANDUM OF AGREEMENT CONCERNING TERMINATION OF EMPLOYMENT RELATIONSHIP (“Memo”) ") is made and entered into as of this 14th day of August, 2006, by and between FRICTION PRODUCTS CO., an Ohio corporation (“Friction”), and STEVEN J. CAMPBELL, an individual (hereinafter referred to as “Campbell”).

R E C I T A L S :

A. Prior to the date of this Memo, Campbell was employed by Friction as its President, pursuant to the terms of an Agreement of Employment, Confidentiality and Non-Competition dated January 27, 2000, as amended by a First Amendment to Agreement of Employment, Confidentiality and Non-Competition dated October 5, 2004 (collectively, the “Friction Employment Agreement”). Friction is a subsidiary of Hawk Corporation (‘Hawk”). Pursuant to the Friction Employment Agreement, Campbell also served as President of Tex Racing Enterprises, Inc. (“Tex”).

B. As a result of changes in the organization of Hawk’s businesses, Campbell now desires to become President of Hawk Precision Components Group, Inc. (“HPCG”), and to enter into an employment agreement with HPCG (the “HPCG Employment Agreement”). HPCG is also a subsidiary of Hawk.

C. Friction is willing to allow Campbell to leave Friction and become President of HBCG.

ACCORDINGLY, the parties agree as follows:

1. Termination of Employment Relationship. The parties understand and agree that the employment relationship between Campbell and Friction, and between Campbell and Tex, shall be deemed to be terminated as of the date of this Agreement.

2. Continuation of Provisions of Employment Agreement. Notwithstanding the provisions of paragraph 1, above, it is agreed that (i) the terms of paragraphs 4 through 15 of the Friction Employment Agreement shall remain in full force and effect in accordance with their respective terms; and (ii) the performance of Campbell’s duties for HPCG pursuant to the HPCG Employment Agreement shall not constitute a violation of Campbell’s duties to Friction pursuant to paragraph 4 of the Friction Employment Agreement.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first hereinabove mentioned.

FRICTION PRODUCTS CO.

By: /s/ Ronald E. Weinberg
Its: Chairman and Chief Executive Officer

/s/ Steven J. Campbell
STEVEN J. CAMPBELL ("Employee")

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